Exhibit 99.1

BROCADE CONTACTS
Public Relations John Noh Tel: 408-333-5108 jnoh@brocade.com	Investor Relations Robert Eggers Tel: 408-333-8797 reggers@brocade.com

Brocade Reports Q3 FY2011 Results

SAN JOSE, Calif., Aug 18, 2011 — Brocade® (NASDAQ: BRCD) today reported financial results for its third fiscal quarter ended July 30, 2011. Brocade reported quarterly revenue of $503 million, representing flat revenue performance year-over-year and resulting in breakeven diluted earnings per share (EPS) on a GAAP basis and $0.09 on a non-GAAP basis. The Company’s reported third quarter revenue and non-GAAP EPS results are consistent with the anticipated ranges it provided on August 5, 2011.

Revenue for Brocade’s Storage business, including product and services was $334.3 million in the third quarter, down 6% year-over-year. The lower revenue for Storage reflects a reduction in the third quarter of approximately one-half week of Fibre Channel inventory held at the OEMs, representing approximately $24 million. In addition, the Company experienced weaker-than-expected Storage end-user demand, which was down approximately 1% from the previous quarter.

Revenue for Brocade’s Ethernet business was $168.5 million in the third quarter, an increase of 13% year-over-year. The year-over-year growth in Ethernet was driven primarily by Service Provider and Enterprise customers, with revenues from those customers up 28% from the prior year. The Federal Ethernet business was down 33% year-over-year, but up 32% sequentially, as Federal spending improved in the third quarter.

“Headwinds in the IT market, federal spending, and overall global economy made for a challenging quarter for the Company,” said Michael Klayko, CEO of Brocade. “While we are doing well in areas such as our Ethernet business including the adoption and deployment of Ethernet fabric solutions, we recognize that there are opportunities to optimize and improve our business. We have already taken, and will continue to take, important steps to generate growth, improve our profitability and make ourselves more efficient. Our goal is to ensure that our resources and priorities are well-aligned with our go-forward strategies for long-term success in the networking industry.”

In addition to this press release, Brocade management will host a conference call to discuss fiscal third quarter results and fiscal fourth quarter outlook today at 2:30 p.m. PT (5:30 p.m. ET). This call will include management discussion as well as a Q&A section. To access the webcast please go to www.brcd.com/events.cfm. A replay of the conference call, as well as corresponding slides and written transcript, will be available at www.brcd.com. Questions may also be submitted in advance to ir@brocade.com.

Other Q3 product, customer and partner announcements are available at http://newsroom.brocade.com/.

Financial Highlights and Additional Financial Information

	Q3 2011	Q2 2011 (1)	Q3 2010 (1)
Revenue	$503M	$548M	$504M
GAAP net income	$2M	$26M	$23M
Non-GAAP net income	$46M	$61M	$64M
GAAP EPS – diluted	$0.00	$0.05	$0.05
Non-GAAP EPS – diluted	$0.09	$0.12	$0.13
Non-GAAP gross margin (2)	61.8%	63.4%	60.5%
Non-GAAP operating margin	14.0%	17.9%	17.4%
Adjusted EBITDA (3)	$91M	$121M	$102M
Cash provided by operations	$11M	$114M	$55M

Brocade

130 Holger Way, San Jose, CA. 95134

T. 408.333.8000 F. 408.333.8101

www.brocade.com

•	Q3 effective GAAP tax benefit was 123.2% and non-GAAP effective tax rate was 13.8%.

•	Q3 total Storage Area Networking (SAN) port shipments were approximately 1.0 million.

Please see important note of explanation on Non-GAAP measures below, including a detailed reconciliation between GAAP and Non-GAAP information in the tables included herein.

As a % of total revenues	Q3 2011	Q2 2011 (1)	Q3 2010 (1)
OEM revenues	61%	64%	64%
Channel/Direct revenues	39%	36%	36%
10% or greater customer revenues	43%	53%	44%
Domestic revenues	61%	62%	64%
International revenues	39%	38%	36%
Data Storage Revenues	55%	60%	58%
Ethernet Products Revenues	28%	23%	24%
Global Services Revenue	17%	17%	18%
Ethernet Business Revenues (4)	34%	29%	30%
As a % of Ethernet Business Revenues (4):
Enterprise, excluding Federal	53%	61%	54%
Federal	15%	12%	25%
Service Provider	32%	27%	21%

	Q3 2011	Q2 2011 (1)	Q3 2010 (1)
Cash, cash equivalents and investments	$473M	$466M	$296M
Deferred revenues	$264M	$272M	$248M
Capital expenditures	$26M	$27M	$47M
Total debt, net of discount	$839M	$836M	$957M
Days sales outstanding	54 days	48 days	52 days
Employees at end of period	4,772	4,762	4,520

1)	The Company’s prior period financial results, including Q2 2011 and Q3 2010, have been adjusted to reflect an immaterial correction. During the third fiscal quarter of 2011, the Company identified an error related to its accounting for certain sales discounts. The Company concluded that the error was not material to any of its prior period financial statements and revised its prior period financial statements using SEC guidance for immaterial corrections. The correction resulted in immaterial changes to sales discounts and allowances which effected net revenues during the fiscal years prior to and including 2009 and 2010 and the six months ended April 30, 2011, resulting in an overstatement of net revenues in some periods and an understatement in other periods.

As a result of the revisions, net current assets and stockholders’ equity was decreased by $8.6 million as of October 30, 2010. Additionally, net income was increased by $0.6 million for the three months ended July 31, 2010, and decreased by $1.1 million for the nine months ended July 31, 2010, $1.5 million for the three months ended April 30, 2011 and $1.8 million for the six months ended April 30, 2011.

2)	Q3 2010 is as adjusted due to the prior reclassification of system engineer costs from cost of revenues to sales and marketing expenses.
3)	Adjusted EBITDA is as defined in the Term Debt Credit Agreement.
4)	Ethernet Business revenues include product and support revenues.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. In evaluating Brocade’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.

Management believes that non-GAAP financial measures used in this press release allow management to gain a better understanding of Brocade’s comparative operating performance both from period to period, and to its competitors’ operating results. Management also believes these non-GAAP financial measures help indicate Brocade’s baseline performance before gains, losses or charges that are considered by management to be outside ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. Management believes these non-GAAP financial measures, when read in conjunction with Brocade’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Brocade’s ongoing operating results;

•	the ability to make more meaningful comparisons of Brocade’s operating performance against industry and competitor companies;

•	the ability to better identify trends in Brocade’s underlying business and to perform related trend analysis;

•	a better understanding of how management plans and measures Brocade’s underlying business; and

•	an easier way to compare Brocade’s most recent results of operations against investor and analyst financial models.

Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events or arise outside the ordinary course of Brocade’s continuing operations. Management believes that it is appropriate to evaluate Brocade’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include: (i) provision or benefit from certain pre-acquisition litigations (ii) legal fees associated with certain pre-acquisition litigation, (iii) legal fees associated with indemnification obligations and other related costs, net, (iv) acquisition and integration costs, (v) loss on sale of property, (vi) interest expense related to adoption of new standard relating to convertible debt instruments, and (vii) original issue discount and debt issuance costs of debt related to lenders that did not participate in refinancing.

Management also excludes the following non-cash charges in determining non-GAAP net income (i) stock-based compensation expense and (ii) amortization of purchased intangible assets. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for Brocade’s newly acquired and long-held businesses.

Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

Limitations These non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that impact the Company. Management compensates for these limitations by also considering Brocade’s GAAP results. The non-GAAP financial measures that Brocade uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP, such as operating income, net income and net income per share, and should not be considered measurements of Brocade’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measurements reported by other companies.

Cautionary Statement

This press release contains statements that are forward-looking in nature, including statements regarding IT spending and end-user demand, customer adoption of Brocade’s Ethernet fabric solutions, and Brocade’s initiatives to generate growth and improve profitability. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, changes in IT spending levels in one or more of our target markets including the government sector, Brocade’s ability to capitalize on new Brocade sales and marketing initiatives, including expanded go-to-market activities in our Ethernet business, customer acceptance of Brocade’s Ethernet fabric solutions, Brocade’s ability to continue to successfully innovate new products and services on a timely basis and achieve widespread market acceptance, and the effect of increasing market competition and changes in the industry. Certain of these and other risks are set forth in more detail in “Item 1A. Risk Factors” in Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2011. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise

About Brocade

Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations transition smoothly to a world where applications and information reside anywhere. (www.brocade.com)

Brocade and the B-wing symbol are registered trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.

© 2011 Brocade Communications Systems, Inc. All Rights Reserved.

BROCADE COMMUNICATIONS SYSTEMS, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	Jul 30, 2011	Jul 31, 2010	Jul 30, 2011	Jul 31, 2010
Net revenues
Product (1)	$414,298	$415,441	$1,328,821	$1,272,207
Service	88,552	88,811	268,148	270,316

Total net revenues	502,850	504,252	1,596,969	1,542,523
Cost of revenues (2)
Product (2)	149,321	175,392	498,012	502,211
Service (2)	47,002	43,439	142,939	132,467

Total cost of revenues	196,323	218,831	640,951	634,678

Gross margin	306,527	285,421	956,018	907,845
Operating expenses:
Research and development	87,320	85,884	270,669	265,317
Sales and marketing (2)	153,345	134,793	462,991	388,871
General and administrative	16,617	17,540	53,176	49,719
Legal fees associated with indemnification obligations and other related costs, net	—	(74)	124	504
Amortization of intangible assets	15,023	16,190	46,236	49,433
Acquisition and integration costs	—	—	—	204

Total operating expenses	272,305	254,333	833,196	754,048

Income from operations	34,222	31,088	122,822	153,797
Interest and other income (loss), net	(673)	(1,399)	(297)	(2,231)
Interest expense	(42,066)	(22,061)	(84,357)	(63,656)
Gain (loss) on sale of investments and property, net	154	(24)	137	(8,599)

Income (loss) before income tax benefit	(8,363)	7,604	38,305	79,311
Income tax benefit (1)	(10,300)	(14,926)	(16,629)	(14,985)

Net income (1)	$1,937	$22,530	$54,934	$94,296

Net income per share – basic (1)	$0.00	$0.05	$0.12	$0.21

Net income per share – diluted (1)	$0.00	$0.05	$0.11	$0.20

Shares used in per share calculation – basic	483,744	449,489	474,020	443,795

Shares used in per share calculation – diluted	509,548	481,863	500,741	481,764

(1)	The three and nine months ended July 31, 2010 and the nine months ended July 30, 2011 are as adjusted due to the correction of an immaterial error.
(2)	The three and nine months ended July 31, 2010 are as adjusted due to the reclassification of system engineer costs from cost of revenues to sales and marketing expenses.

BROCADE COMMUNICATIONS SYSTEMS, INC.

GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	Jul 30, 2011	Oct 30, 2010
Assets
Current assets:
Cash and cash equivalents	$472,559	$333,984
Short-term investments	781	1,998

Total cash, cash equivalents and short-term investments	473,340	335,982
Accounts receivable, net of allowances of $8,377 and $6,721 at July 30, 2011 and October 30, 2010, respectively (1)	296,030	317,363
Inventories	78,430	76,808
Deferred tax assets (1)	80,719	70,296
Prepaid expenses and other current assets	63,653	65,017

Total current assets	992,172	865,466

Property and equipment, net	534,179	539,117
Goodwill	1,635,499	1,644,950
Intangible assets, net	254,364	344,000
Non-current deferred tax assets	226,267	203,454
Other assets	38,444	48,203

Total assets	$3,680,925	$3,645,190

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$115,476	$147,130
Accrued employee compensation	89,310	91,688
Deferred revenue	197,330	185,623
Current liabilities associated with facilities lease losses	2,168	5,992
Current portion of capital lease obligations	1,839	1,761
Current portion of term loan	48,552	28,779
Other accrued liabilities (1)	77,653	107,957

Total current liabilities	532,328	568,930

Non-current capital lease obligations, net of current portion	5,392	6,782
Term loan, net of current portion	187,854	297,118
Senior Secured Notes	595,692	595,373
Non-current liabilities associated with facilities lease losses	2,601	3,984
Non-current deferred revenue	66,835	65,242
Non-current income tax liability	63,372	61,421
Other non-current liabilities	10,371	8,671

Total liabilities	1,464,445	1,607,521

Stockholders’ equity:
Common stock	490	461
Additional paid-in capital	2,174,341	2,047,563
Accumulated other comprehensive loss	(5,757)	(2,827)
Retained earnings (Accumulated deficit) (1)	47,406	(7,528)

Total stockholders’ equity	2,216,480	2,037,669

Total liabilities and stockholders’ equity	$3,680,925	$3,645,190

(1)	Amounts as of October 30, 2010 are as adjusted due to the correction of an immaterial error.

BROCADE COMMUNICATIONS SYSTEMS, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended Jul 30, 2011 and Jul 31, 2010

(in thousands)

(unaudited)

	Three Months Ended
	Jul 30, 2011	Jul 31, 2010
Cash flows from operating activities:
Net income (1)	$1,937	$22,530
Adjustments to reconcile net income to net cash provided by operating activities:

Excess tax benefits or detriments from stock-based compensation	(796)	(5,255)
Depreciation and amortization	51,220	50,493
Loss on disposal of property and equipment	136	379
Write off of debt issuance costs and original issue discount	25,465	—
Amortization of debt issuance costs and original issue discount	2,729	4,635
Net gains on investments	(338)	(7)
Provision for doubtful accounts receivable and sales allowances	2,986	2,840
Non-cash compensation expense	20,969	24,682
Capitalization of interest cost	—	(720)
Changes in assets and liabilities:
Accounts receivable (1)	(10,229)	(2,572)
Inventories	14,733	(10,705)
Prepaid expenses and other assets	2,838	6,071
Deferred tax assets (1)	53	185
Accounts payable	(21,621)	38,522
Accrued employee compensation	(41,898)	(49,490)
Deferred revenue	(7,870)	1,229
Other accrued liabilities (1)	(26,902)	(24,201)
Liabilities associated with facilities lease losses	(2,353)	(3,356)

Net cash provided by operating activities	11,059	55,260

Cash flows from investing activities:
Purchases of short-term investments	—	(17)
Proceeds from maturities and sale of short-term investments	1,584	—
Purchases of property and equipment	(26,086)	(46,582)

Net cash used in investing activities	(24,502)	(46,599)

Cash flows from financing activities:
Payment of debt issuance fees related to the Senior Secured Notes	—	(664)
Payment of fees related to the term loan	(1,090)	—
Payment of principal related to the term loan	(211,258)	(30,564)
Common stock repurchases	(10,044)	(5,000)
Payment of principal related to capital leases	(443)	(494)
Proceeds from issuance of common stock, net	45,945	30,064
Proceeds from term loan	198,949	—
Excess tax benefits or detriments from stock-based compensation	796	5,255

Net cash provided by (used in) financing activities	22,855	(1,403)

Effect of exchange rate fluctuations on cash and cash equivalents	(415)	(1,954)

Net increase in cash and cash equivalents	8,997	5,304
Cash and cash equivalents, beginning of period	463,562	287,233

Cash and cash equivalents, end of period	$472,559	$292,537

(1)	The three months ended July 31, 2010 is as adjusted due to the correction of an immaterial error.

BROCADE COMMUNICATIONS SYSTEMS, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended Jul 30, 2011 and Jul 31, 2010

(in thousands)

(unaudited)

	Nine Months Ended
	Jul 30, 2011	Jul 31, 2010
Cash flows from operating activities:
Net income (1)	$54,934	$94,296
Adjustments to reconcile net income to net cash provided by operating activities:

Excess tax benefits or detriments from stock-based compensation	81	(5,318)
Depreciation and amortization	155,453	148,106
Loss on disposal of property and equipment	2,046	9,838
Write off of debt issuance costs and original issue discount	25,465	—
Amortization of debt issuance costs and original issue discount	11,924	16,419
Net gains on investments	(348)	(224)
Provision for doubtful accounts receivable and sales allowances	8,057	8,706
Non-cash compensation expense	63,405	76,351
Capitalization of interest cost	—	(7,755)
Changes in assets and liabilities:
Restricted Cash	—	12,502
Accounts receivable (1)	13,802	(5,980)
Inventories	(2,931)	(15,373)
Prepaid expenses and other assets	(4,069)	16,629
Deferred tax assets (1)	23	(281)
Accounts payable	(31,874)	(30,122)
Accrued employee compensation	(22,184)	(97,970)
Deferred revenue	13,299	12,503
Other accrued liabilities (1)	(38,877)	(31,405)
Liabilities associated with facilities lease losses	(5,207)	(8,832)

Net cash provided by operating activities	242,999	192,090

Cash flows from investing activities:
Purchases of short-term investments	(38)	(41)
Proceeds from maturities and sale of short-term investments	1,604	1,788
Proceeds from sale of property	—	30,185
Purchases of property and equipment	(76,661)	(155,970)

Net cash used in investing activities	(75,095)	(124,038)

Cash flows from financing activities:
Payment of debt issuance fees related to the Senior Secured Notes	—	(3,665)
Payment of principal related to the revolving credit facility	—	(14,050)
Payment of principal related to convertible subordinate debt	—	(172,500)
Proceeds from issuance of Senior Secured Notes	—	587,968
Payment of fees related to the term loan	(1,090)	—
Payment of principal related to the term loan	(309,897)	(552,808)
Common stock repurchases	(10,044)	(25,004)
Payment of principal related to capital leases	(1,311)	(494)
Proceeds from issuance of common stock, net	93,333	69,883
Proceeds from term loan	198,949	—
Excess tax benefits or detriments from stock-based compensation	(81)	5,318

Net cash used in financing activities	(30,141)	(105,352)

Effect of exchange rate fluctuations on cash and cash equivalents	812	(4,356)

Net increase (decrease) in cash and cash equivalents	138,575	(41,656)
Cash and cash equivalents, beginning of period	333,984	334,193

Cash and cash equivalents, end of period	$472,559	$292,537

(1)	The nine months ended July 31, 2010 and July 30, 2011 are as adjusted due to the correction of an immaterial error.

BROCADE COMMUNICATIONS SYSTEMS, INC.

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	Jul 30, 2011	Jul 31, 2010
Net income on a GAAP basis (1)	$1,937	$22,530
Adjustments:
Stock-based compensation expense included in cost of revenues	4,234	3,324
Amortization of intangible assets expense included in cost of revenues	14,466	14,466
Provision for (benefit from) certain pre-acquisition litigation	(14,334)	1,604
Legal fees associated with certain pre-acquisition litigation	92	13

Total gross margin adjustments	4,458	19,407

Legal fees associated with indemnification obligations and other related costs, net	—	(74)
Stock-based compensation expense included in research and development	5,582	6,392
Stock-based compensation expense included in sales and marketing	8,668	10,970
Stock-based compensation expense included in general and administrative	2,483	3,996
Amortization of intangible assets expense included in operating expenses	15,023	16,191

Total operating expense adjustments	31,756	37,475

Total operating income adjustments	36,214	56,882
Original issue discount and debt issuance costs of debt related to lenders that did not participate in refinancing	25,465	—
Income tax effect of adjustments (1)	(17,657)	(15,247)

Non-GAAP net income (1)	$45,959	$64,165

Non-GAAP net income per share – basic	$0.10	$0.14

Non-GAAP net income per share – diluted	$0.09	$0.13

Shares used in non-GAAP per share calculation – basic	483,744	449,489

Shares used in non-GAAP per share calculation – diluted	509,548	481,863

(1)	The three months ended July 31, 2010 is as adjusted due to the correction of an immaterial error.

See explanation of non-GAAP information included herein.

BROCADE COMMUNICATIONS SYSTEMS, INC.

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Nine Months Ended
	Jul 30, 2011	Jul 31, 2010
Net income on a GAAP basis (1)	$54,934	$94,296
Adjustments:
Stock-based compensation expense included in cost of revenues	11,261	10,373
Amortization of intangible assets expense included in cost of revenues	43,398	46,783
Provision for (benefit from) certain pre-acquisition litigation	(14,334)	1,604
Legal fees associated with certain pre-acquisition litigation	385	330

Total gross margin adjustments	40,710	59,090

Legal fees associated with indemnification obligations and other related costs, net	124	504
Stock-based compensation expense included in research and development	14,976	21,508
Stock-based compensation expense included in sales and marketing	27,079	33,813
Stock-based compensation expense included in general and administrative	10,088	10,657
Amortization of intangible assets expense included in operating expenses	46,236	49,433
Acquisition and integration costs	—	203

Total operating expense adjustments	98,503	116,118

Total operating income adjustments	139,213	175,208
Loss on sale of property	—	8,737
Original issue discount and debt issuance costs of debt related to lenders that did not participate in refinancing	25,465	—
Interest expense related to adoption of new standards relating to convertible debt instruments	—	2,490
Income tax effect of adjustments (1)	(51,903)	(61,369)

Non-GAAP net income (1)	$167,709	$219,362

Non-GAAP net income per share – basic (1)	$0.35	$0.49

Non-GAAP net income per share – diluted (1)	$0.33	$0.45

Shares used in non-GAAP per share calculation – basic	474,020	443,795

Shares used in non-GAAP per share calculation – diluted	500,742	486,500

(1)	The nine months ended July 31, 2010 and July 30, 2011 are as adjusted due to the correction of an immaterial error.

See explanation of non-GAAP information included herein.